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
                              BALDWIN & LYONS, INC.

                              FORM 10-Q, EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                                                                THREE MONTHS ENDED
                                                                     MARCH 31
                                                     -----------------------------------------
                                                           2006                   2005
                                                     ------------------     ------------------
BASIC:
   Average number of shares
      outstanding                                           14,804,684             14,723,814
                                                     ==================     ==================

      Net Income                                           $11,556,160            $10,346,474
                                                     ==================     ==================

      Per share amount                                           $ .78                  $ .70
                                                     ==================     ==================


DILUTED:
   Average number of shares
      outstanding                                           14,804,684             14,723,814
   Dilutive stock options--based on
      treasury stock method using
      average market price                                      83,956                120,933
                                                     ------------------     ------------------

      Totals                                                14,888,640             14,844,747
                                                     ==================     ==================

      Net Income                                           $11,556,160            $10,346,474
                                                     ==================     ==================

      Per share amount                                           $ .78                  $ .70
                                                     ==================     ==================

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